UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2012

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 11, 2012, the Company held its 2012 Annual Meeting at the office of Merrill Corporation located at 2603 Main Street, Suite 100, Irvine, CA.  The number of shares of common stock entitled to vote at the Annual Meeting was 28,348,099. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 24,326,871.

At the Annual Meeting, the Company’s stockholders elected each of the following Board members as directors, to serve on our Board of Directors for additional one-year terms or until their respective successors are elected and qualified: Chun Ki Hong, Richard J. Char, HK Desai, Thomas F. Lagatta, Claude M. Leglise, and Alan H. Portnoy.

In addition to electing the directors, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company for fiscal year ending December 29, 2012.  For more information about the proposals presented at the Annual Meeting, see the Proxy Statement.

The final voting results on these matters were as follows:

Proposal 1 — to elect six directors to the Company’s Board of Directors to serve for a term of one year or until their successors are duly elected and qualified

Directors	For	Withheld	Broker Non- Vote

Chun Ki Hong	11,326,721	337,598	12,662,552

Richard J. Char	11,230,348	433,971	12,662,552

HK Desai	11,291,146	373,173	12,662,552

Thomas F. Lagatta	11,233,137	431,182	12,662,552

Claude M Leglise	11,333,338	330,981	12,662,552

Alan H. Portnoy	11,332,556	331,763	12,662,552

Proposal 2 — to ratify the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012

For	Against	Abstain	Broker Non- Vote
24,138,345	131,392	57,134	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: July 12, 2012	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary